Exhibit 4.4

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of November 18, 2025 (this “Third Supplemental Indenture”), among Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg trade and company register under number B131.149 (the “Luxembourg Co-Issuer”), Genpact USA, Inc., a Delaware corporation (the “U.S. Co-Issuer” and, together with the Luxembourg Co-Issuer, the “Issuers”), Genpact UK Finco plc, a public limited company incorporated under the laws of England and Wales (the “New Guarantor”), Genpact Limited, a Bermuda exempted company (the “Existing Guarantor”), and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Issuers and the Existing Guarantor have heretofore executed and delivered to the Trustee an indenture, dated March 26, 2021 (the “Base Indenture”), as supplemented by a first supplemental indenture, dated March 26, 2021 (the “First Supplemental Indenture”), providing for the issuance of $350,000,000 aggregate principal amount of the Issuers’ 1.750% senior notes due 2026 (the “2026 Notes”), and as further supplemented by a second supplemental indenture dated June 4, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance of $400,000,000 aggregate principal amount of the Issuers’ 6.000% senior notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”);

WHEREAS, the Issuers and the Existing Guarantor desire to add the New Guarantor as a Guarantor of the Notes;

WHEREAS, pursuant to Section 901(10) of the Base Indenture, the Issuers, the Existing Guarantor and the Trustee are authorized to execute and deliver this third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture, without the consent of any Holders, for the purpose of naming the New Guarantor as a Guarantor of the Notes; and

WHEREAS, the Issuers and Existing Guarantor have requested that the Trustee execute and deliver this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, and all acts and things necessary have been done and performed to make this Third Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1.01          Capitalized Terms.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02          Agreement to Be Bound; Guarantee.

The New Guarantor hereby agrees to become a Guarantor of the Notes on the terms and subject to the conditions and limitations set forth in the Indenture including, but not limited to, the provisions of Article Fifteen of the Base Indenture, as applicable.

Section 1.03          Application of Third Supplemental Indenture.

Except as expressly amended and modified by this Third Supplemental Indenture, the Base Indenture shall continue in full force and effect in accordance with its terms, provisions, and conditions thereof, including, without limitation, any and all rights, privileges, protections, limitations of liability, immunities and indemnities of the Trustee thereunder. This Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. Reference to this Third Supplemental Indenture need not be made in the Base Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Base Indenture, any reference in any of such items to the Base Indenture being sufficient to refer to the Base Indenture as amended hereby.

Section 1.04          Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 1.05          Conflict with Base Indenture.

To the extent not expressly amended or modified by this Third Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Third Supplemental Indenture is inconsistent with any provision of the Base Indenture, the provision of this Third Supplemental Indenture shall control.

Section 1.06          Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED (THE “LUXEMBOURG COMPANIES ACT 1915”) ARE NOT APPLICABLE TO THE NOTES. NO HOLDER OF ANY NOTES MAY INITIATE PROCEEDINGS AGAINST THE LUXEMBOURG CO-ISSUER BASED ON ARTICLE 470-21 OF THE LUXEMBOURG COMPANIES ACT 1915. EACH OF THE ISSUERS, THE NEW GUARANTOR, THE EXISTING GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.07          Successors.

All agreements of the Issuers, the New Guarantor and Existing Guarantor in the Base Indenture, this Third Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Third Supplemental Indenture shall bind its successors.

Section 1.08          Notices.

For purposes of Section 105 of the Base Indenture, the address for notices to the New Guarantor shall be the same as that provided for the Issuers and the Existing Guarantor in Section 105 of the Base Indenture.

Section 1.09          Counterparts.

This Third Supplemental Indenture (and any document executed in connection with this Third Supplemental Indenture) shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature.  Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 1.10          Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.  The recitals and statements herein are deemed to be those of the Issuers, the New Guarantor and the Existing Guarantor and not the Trustee and the Trustee assumes no responsibility for the same.

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IN WITNESS WHEREOF, the parties to this Third Supplemental Indenture have caused it to be duly executed (where indicated for certain parties below, as a DEED) as of the day and year first above written.

Executed as a DEED by
GENPACT UK FINCO PLC

By:	/s/ Thomas Mathews
	Name:	Thomas Mathews
	Title:	Director

By:	/s/ Alastair Thaw
	Name:	Alastair Thaw
	Title:	Director

GENPACT USA, INC.,

By:	/s/ Thomas D. Scholtes
	Name:	Thomas D. Scholtes
	Title:	President and Secretary

GENPACT LIMITED,

By:	/s/ Thomas D. Scholtes
	Name:	Thomas D. Scholtes
	Title:	Senior Vice President and Assistant Secretary

GENPACT LUXEMBOURG S.À R.L.,

By:	/s/ Thomas D. Scholtes
	Name:	Thomas D. Scholtes
	Title:	Class A Manager

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Veronica Ard
	Name:	Veronica Ard
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]